                                                                     Exhibit 3.1


                                State of Delaware                         PAGE 1

                        Office of the Secretary of State

                          ----------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NEBCO EVANS HOLDING COMPANY", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 1996, AT 4:29 O'CLOCK P.M.


                                        /s/ Edward J. Freel
                                        -----------------------------------
[Seal of the State of Delaware]         Edward J. Freel, Secretary of State

                                        AUTHENTICATION:  8529576
2583859  8100
                                        DATE: 06-25-97
971210637

                                                                         1-25-96

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           NEBCO EVANS HOLDING COMPANY

            Nebco Evans Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL") incorporated on, originally incorporated as Nebco Evans Holding Company and the certificate of incorporation of which was originally filed on January 19, 1996 (the "Corporation").

            DOES HEREBY CERTIFY:

            FIRST: That by unanimous written consent the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment and restatement of the Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable. The resolution setting forth the proposed amendment and restatement is as follows:

                  RESOLVED, that the Certificate of Incorporation of the
            Corporation shall be amended in accordance with Section 241 of the DGCL to effect certain changes in said Certificate of Incorporation, and that the Amended and Restated Certificate of Incorporation attached hereto be adopted, in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware, as the Amended and Restated Certificate of Incorporation of the Corporation; and further

                  RESOLVED, that such amendment of the Certificate of
            Incorporation of the Corporation is deemed by the Directors of the Corporation to be advisable and in the best interests of the Corporation.

            SECOND: The Corporation has not received any payment for any of its stock and said amendment and restatement was duly adopted in accordance with the applicable provisions of Sections 103, 241 and 245 of the DGCL and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supercede the original Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

            IN WITNESS WHEREOF, said Nebco Evans Holding Company has caused this certificate to be signed by its Chief Executive Officer this 25th day of January, 1996.


                                        By: /s/ John V. Holten
                                            --------------------------
                                            John V. Holten
                                            Chief Executive Officer

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           NEBCO EVANS HOLDING COMPANY

                                    ARTICLE I

            The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                           NEBCO EVANS HOLDING COMPANY

                                   ARTICLE II

            The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

            The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

            Section 1. Capital Stock. The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 55,000 shares divided into three classes as follows:

            30,000 shares of Class A Voting Common Stock of the par value of $0.01 per share ("Voting Common");

            20,000 shares of Class B Non-Voting Common Stock of the par value of $0.01 per share ("Non-Voting Common");

            5,000 shares of Preferred Stock of the par value of $0.01 per share ("Preferred Stock").

      Section 2. Common Stock.


            (a) Rights Generally. Except as provided herein, all shares of Class A Common Stock ("Voting Common") and Class B Non-Voting Common Stock ("Non-Voting Common") (together, "Common Stock") will be identical and entitle the holders thereof to the same rights and privileges including, without limitation, with respect to dividends and liquidation.

            (b) Voting. Except as otherwise required by law or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the holders of Voting Common will have the exclusive right to vote for directors and for all other purposes and will be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation and the holders of Non-Voting Common will have no right to vote on any matters to be voted on by the stockholders of the Corporation.

            (c) Conversion. Shares of Non-Voting Common shall be convertible at the option of the holder thereof into one fully paid and non-assessable share of Voting Common if (A) the holder at the time of such conversion is a person other than DLJ International Partners, C.V. or any limited partner thereof or (B) the holder, if DLJ International Partners, C.V. or any limited partner thereof is the holder, does not beneficially own any of the 12.5% Senior Secured Notes due 2006 of the Company issued pursuant to that certain Indenture dated as of January ___, 1996, by and between the Company and IBJ Schroder Bank & Trust Company, or any successor, as trustee (the "Notes"), or all the Notes that were owned by such holder have been redeemed or repaid in full.

                  Each conversion of shares of Non-Voting Common into shares of Voting Common will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares of Non-Voting Common stating that such holder desires to convert the shares, or a stated number of the shares, of Non-Voting Common represented by such certificate or certificates into shares of Voting Common. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for such Voting Common are to be issued. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted shares of Non-Voting Common as such holder will cease and the person or persons in whose name or names the certificate or certificates for such shares of Voting Common are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Voting Common represented thereby.

                  Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions each of the following:

                  (A) the certificate or certificates representing the shares of Voting Common issuable upon such conversion; and

                  (B) a certificate representing any shares of Non-Voting Common which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted into shares of Voting Common.

      (d) Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

      (e) Liquidation, Dissolution, Mergers, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of Voting Common Stock and the holders of Non-Voting Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Voting Common Stock or the holders of Non-Voting Common Stock, the holders of Voting Common Stock and the holders of Non-Voting Common Stock shall receive the same consideration on a per share basis.

            (f) Reservation of Shares. The Corporation shall at all times reserve from its authorized Voting Common a sufficient number of shares to provide for conversion of all Non-Voting Common from time to time outstanding. If the Voting Common issuable upon conversion of the Non-Voting Common is listed on any national securities exchange or automated quotation system of NASD; the Corporation will cause within 60 days of any such conversion, all shares reserved for such conversion to be listed on such exchange or automated quotation system, subject to official notice of issuance upon such conversion.

      Section 3. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number or shares of any such series (but not below the number of shares thereof then outstanding).

                                    ARTICLE V

            Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI

            In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation may make, alter and repeal the By-Laws of the Corporation as provided therein.

                                  ARTICLE VII

            The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII

            Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

            Section 2. Indemnification and Insurance.

            (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

            (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                State of Delaware                         PAGE 1

                        Office of the Secretary of State

                          ----------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NEBCO EVANS HOLDING COMPANY", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JANUARY, A.D. 1996, AT 4:30 O'CLOCK P.M.


                                        /s/ Edward J. Freel
                                        -----------------------------------
[Seal of the State of Delaware]         Edward J. Freel, Secretary of State

                                        AUTHENTICATION:  8529577
2583859  8100
                                        DATE: 06-25-97
971210637

                           NEBCO EVANS HOLDING COMPANY

                        ----------------------------------

                           CERTIFICATE OF DESIGNATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                        ----------------------------------

                     Senior Non-Convertible Preferred Stock

                        ----------------------------------

      The undersigned, A. Petter Ostberg, Secretary of Nebco Evans Holding Company, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolution has been duly adopted by the Board of Directors of the corporation:

      RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the shares of Preferred Stock of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 600 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

            1. Designation and Amount. This series of Preferred Stock shall be Senior Non-Convertible Preferred Stock (the "Senior Non-Convertible Preferred"), and the authorized number of shares constituting such series shall be 600. The liquidation preference of the Senior Non-Convertible Preferred shall be $25,000 per share.

            2. Dividends. The holders of record of shares of Senior Non-Convertible Preferred shall be entitled to receive when and as declared by the Board of Directors out of funds legally available therefor, cash dividends at the rate of $1,562.50 per share per annum payable quarterly on such dates as may from time to time be determined by the Board of Directors, in preference to and in priority over dividends upon the common stock or any other preferred stock of the Corporation (collectively, the "Junior Stock"). Dividends on each share of Senior Non-Convertible Preferred shall accumulate, whether or not declared, from the date of its issuance. The holders of shares of Senior Non-Convertible Preferred shall not be entitled to any dividends other than the cash dividend provided for in this Section 2. During any period when the Corporation has failed to pay a quarterly dividend on the Senior Non-Convertible Preferred for any preceding three-month period and until all unpaid dividends payable, whether or not declared, on the outstanding Senior Non-Convertible Preferred shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, other than dividends or distributions payable in Junior Stock, or (ii) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock, other than redemptions, purchases or other acquisitions of shares of Junior Stock in exchange for any shares of Junior Stock.

            3. Liquidation. In the event of a liquidation, dissolution or winding up of the Corporation, the holders of shares of Senior Non-Convertible Preferred shall be entitled to receive out of the assets of the Corporation an amount in cash equal to $25,000.00 per share, plus any accumulated and unpaid dividends thereon to the date fixed for distribution, in preference to and in priority over any such distribution upon shares of Junior Stock.

            4. Redemption. The Senior Non-Convertible Preferred may be redeemed, in whole or in part, at the option of the holders of the shares thereof, at any time and from time to time after 11 years from the date of issuance of such shares or such earlier time as the Corporation's l2 1/2% Senior Notes due 2006 (the "Senior Notes") shall have been paid in full (including all interest and other amounts due thereon), at the redemption price per share of $25,000.00 plus any accumulated and unpaid dividends thereon at the date fixed for redemption. The holders of shares of Senior Non-Convertible Preferred opting to have the Corporation redeem their shares shall, not less than sixty (60) nor more than seventy-five (75) days prior to the date that such holders desire to have their shares redeemed pursuant to this Section 4, provide the Corporation with written notice specifying the desired date of such redemption, such notice to be sent by first class mail, postage prepaid, to the Corporation at its registered office in the State of Delaware.

            After the date fixed for the redemption of shares of Senior Non-Convertible Preferred by the Corporation, the holders of shares who have opted for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof except the right to receive the monies payable upon such redemption from the Corporation, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates and the shares represented thereby shall no longer be deemed to be outstanding.

            5. Voting Rights. No holder of shares of Senior Non-Convertible Preferred shall be entitled to vote on any matters brought to a vote before the shareholders of the Corporation, except as otherwise provided by the General Corporation Law of the State of Delaware.

            6. Consideration for Issuance of Shares. All shares of Senior Non-Convertible Preferred shall be deemed to be fully paid and nonassessable upon the issuance thereof.

            7. Notice of Holders of Certain Transactions. The Corporation shall cause a notice to be mailed to the holders of record of shares of Senior Non-Convertible Preferred at their respective addresses as the same shall appear on the books of the Corporation, in case:

                  a. The Corporation shall declare a dividend (or any other
            distribution) on its common stock;

                  b. Of any reclassification of capital stock of the Corporation or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation;

                  c. Of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

            Such notice shall be mailed at least twenty (20) days prior to the applicable record date or other date hereinafter referred to and shall specify (i) the date on which a record is to be taken for the purpose of such dividend, redemption, distribution of rights or, if a record is not to be taken, the date as of which the holders of shares or common stock of record to be entitled to such dividend, distribution, redemption or rights are to be determined, or (ii) the date on which, in connection with such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, it is expected that holders of shares of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

            8. Conversion. The holders of the shares of Senior Non-Convertible Preferred shall have no rights to convert their shares into shares of common stock of the Corporation or into shares of any other capital stock of the Corporation.

            9. No Other Rights. The shares of Senior Non-Convertible Preferred shall not have any relative, participating, optional or other special rights or powers other than as set forth above and in the Certificate of Incorporation.

            10. Certain Restrictions. Notwithstanding anything to the contrary in this Certificate of Designation, the Senior Non-Convertible Preferred and the powers, designations, preferences and relative, participating, optional and other rights thereof, and the qualifications, limitations and restrictions thereon as set forth in this Certificate of Designation are subject to certain restrictions set forth in an Investors Agreement, dated as of January 25th, 1996, by and among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., Orkla a.s., Holberg Industries, Inc., and the Corporation, and in the Indenture relating to the Senior Notes, dated as of January 25th, 1996, by and between the Corporation and IBJ Schroder Bank & Trust Company.

            11. Certificates. Each certificate for shares of Senior Non-Convertible Preferred shall bear a legend incorporating a certified copy of this Resolution which shall be authenticated by the President or Vice President of the Corporation and appended to each such certificate.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by A. Peter Ostberg, its Secretary, this 25th day of January, 1996.

                                 NEBCO EVANS HOLDING COMPANY


                                 By: /s/ A.P. Ostberg
                                    -----------------------------------------

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NEBCO EVANS HOLDING COMPANY", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 1996, AT 1 O'CLOCK P.M.

[SEAL OF THE STATE OF DELAWARE]

                                   /s/ Edward J. Freel
                                   -------------------------------------------
                                   Edward J. Freel, Secretary of State

                                   AUTHENTICATION:  8529578

                                             DATE:  06-25-97

2583859  8100
971210637

                           NEBCO EVANS HOLDING COMPANY

                        ----------------------------------

                           CERTIFICATE OF DESIGNATION


                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                        ----------------------------------

                         8% Pay-In-Kind Preferred Stock

                        ----------------------------------

            The undersigned, A. Petter Ostberg, Secretary of Nebco Evans Holding Company, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolution has been duly adopted by the Board of Directors of the
Corporation:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the shares of Preferred Stock of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 600 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

            1. Designation and Amount. This series of Preferred Stock shall be 8% Pay-In-Kind Preferred Stock (the "PIK Preferred"), and the authorized number of shares constituting such series shall be 600. The liquidation preference of the PIK Preferred shall be $10,000 per share.

            2. Dividends. The holders of record of shares of PIK Preferred shall be entitled to receive when and as declared by the Board of Directors out of funds legally available therefor, dividends at the rate of $800 per share per annum payable annually on January 15 of each year, in preference to and in priority over dividends upon the common stock or any preferred stock of the Corporation ranking junior to the PIK Preferred (collectively, the "Junior Stock"), on a parity with any other preferred stock of the Corporation ranking pari passu with the PIK Preferred (the "Parity Stock") and subordinated to the Senior Convertible Preferred Stock and Senior Non-Convertible Preferred Stock of the Corporation and any other preferred stock of the Corporation ranking senior to the PIK Preferred (the "Senior Stock"), Dividends on each share of PIK Preferred shall accumulate, whether or not declared, from the date of its issuance. Dividends payable on the PIK Preferred may be paid in cash or in additional shares (and/or fractional shares) of PIK Preferred, which choice of payment shall be at the sole discretion of the Corporation. The holders of shares of PIK Preferred shall not be entitled to any dividends other than the dividend provided for in this Section 2. During any period when the Corporation has failed to pay an annual dividend on the PIK Preferred for any preceding year and until all unpaid dividends payable, whether or not declared, on the outstanding PIK Preferred shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock or Parity Stock, other than dividends or distributions payable in Junior Stock, or (ii) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock, other than redemptions, purchases or other acquisitions of shares of Junior Stock or Parity Stock in exchange for any shares of Junior Stock.

            3. Liquidation. In the event of a liquidation, dissolution or winding up of the Corporation, the holders of shares of PIK Preferred shall be entitled to receive out off the assets of the Corporation an amount in cash equal to $10,000.00 per share, plus any accumulated and unpaid dividends thereon to the date fixed for distribution, in preference to and in priority over any such distribution upon shares of Junior Stock and in subordination to any such distribution on shares of Senior Stock.

            4. Redemption. At the Option of the Corporation, shares of PIK Preferred may be redeemed at any time as a whole or in part from time to time, at a redemption price, payable in cash, equal to the per share liquidation preference thereof, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared), if any, to the date fixed for redemption,

            5. Voting Rights. No holder of shares of PIK Preferred shall be entitled to vote on any matters brought to a vote before the shareholders of the Corporation, except as otherwise provided by the General Corporation Law of the State of Delaware.

            6. Consideration for Issuance of Shares. All shares of PIK Preferred shall be deemed to be fully paid and nonassessable upon the issuance thereof.

            7. Notice of Holders of Certain Transactions. The Corporation shall cause a notice to be mailed to the holders of record of shares of PIK Preferred at their respective addresses as the same shall appear on the books of the Corporation, in case:

                  a. The Corporation shall declare a dividend (or any other
            distribution) on its common stock;

                  b. Of any reclassification of capital stock of the Corporation or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation;

                  c. Of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

            Such notice shall be mailed at least twenty (20) days prior to the applicable record date or other date hereinafter referred to and shall specify (i) the date on which a record is to be taken for the purpose of such dividend, redemption, distribution of rights or, if a record is not to be taken, the date as of which the holders of shares of common stock of record to be entitled to such dividend, distribution, redemption or rights are to be determined, or (ii) the date on which, in connection with such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, it is expected that holders of shares of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

            8. Conversion. The holders of the shares of PIK Preferred shall have no rights to convert their shares into shares of common stock of the Corporation or into shares of any other capital stock of the Corporation.

            9. No Other Rights. The shares of PIK Preferred shall not have any relative, participating, optional or other special rights or powers other than as set forth above and in the Certificate of Incorporation.

            10. Certificates. Each certificate for shares of PIK Preferred shall bear a legend incorporating a certified copy of this Resolution which shall be authenticated by the President or Vice President of the Corporation and appended to each such certificate.

            11. Senior Stock. The Corporation may issue or create Senior Stock without the consent of the holders of PIK Preferred.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by A. Petter Ostberg, its Secretary, this 20th day of November, 1996.

                                 NEBCO EVANS HOLDING COMPANY


                                 By: /s/ A.P. Ostberg
                                    -----------------------------------------
                                    A. Petter Ostberg

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NEBCO EVANS HOLDING COMPANY", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 1996, AT 1 O'CLOCK P.M.

                         [SEAL OF THE STATE OF DELAWARE]

[SEAL OF THE STATE OF DELAWARE]

                                   /s/ Edward J. Freel
                                   -------------------------------------------
                                   Edward J. Freel, Secretary of State

                                   AUTHENTICATION:  8544640

                                             DATE:  07-07-97

2583859  8100
97122745

                           NEBCO EVANS HOLDING COMPANY

                        ----------------------------------

                           CERTIFICATE OF DESIGNATION


                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                        ----------------------------------

                         8% Pay-In-Kind Preferred Stock

                        ----------------------------------

            The undersigned, A. Petter Ostberg, Secretary of Nebco Evans Holding Company, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolution has been duly adopted by the Board of Directors of the
Corporation:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the shares of Preferred Stock of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 600 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

            1. Designation and Amount. This series of Preferred Stock shall be 8% Pay-In-Kind Preferred Stock (the "PIK Preferred"), and the authorized number of shares constituting such series shall be 600. The liquidation preference of the PIK Preferred shall be $10,000 per share.

            2. Dividends. The holders of record of shares of PIK Preferred shall be entitled to receive when and as declared by the Board of Directors out of funds legally available therefor, dividends at the rate of $800 per share per annum payable annually on January 15 of each year, in preference to and in priority over dividends upon the common stock or any preferred stock of the Corporation ranking junior to the PIK Preferred (collectively, the "Junior Stock"), on a parity with any other preferred stock of the Corporation ranking pari passu with the PIK Preferred (the "Parity Stock") and subordinated to the Senior Convertible Preferred Stock and Senior Non-Convertible Preferred Stock of the Corporation and any other preferred stock of the Corporation ranking senior to the PIK Preferred (the "Senior Stock") . Dividends on each share of PIK Preferred shall accumulate whether or not declared, from the date of its issuance. Dividends payable on the PIK Preferred may be paid in cash or in additional shares (and/or fractional shares) of PIK Preferred, which choice of payment shall be at the sole discretion of the Corporation. The holders of shares of PIK Preferred shall not be entitled to any dividends other than the dividend provided for in this Section 2. During any period when the Corporation has failed to pay an annual dividend on the PIK Preferred for any preceding year and until all unpaid dividends payable, whether or not declared, on the outstanding PIK Preferred shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock or Parity Stock, other than dividends or distributions payable in Junior Stock, or (ii) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock, other than redemptions, purchases or other acquisitions of shares of Junior Stock or Parity Stock in exchange for any shares of Junior Stock.

            3. Liquidation. In the event of a liquidation, dissolution or winding up of the Corporation, the holders of shares of PIK Preferred shall be entitled to receive out of the assets of the Corporation an amount in cash equal to $l0,000.00 per share, plus any accumulated and unpaid dividends thereon to the date fixed for distribution, in preference to and in priority over any such distribution upon shares of Junior Stock and in subordination to any such distribution on shares of Senior Stock.

            4. Redemption. At the option of the Corporation, shares of PIK Preferred may be redeemed at any time as a whole or in part from time to time, at a redemption price, payable in cash, equal to the per share liquidation preference thereof, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared), if any, to the date fixed for redemption.

            5. Voting Rights. No holder of shares of PIK Preferred shall be entitled to vote on any matters brought to a vote before the shareholders of the Corporation, except as otherwise provided by the General Corporation Law of the State of Delaware.

            6. Consideration for Issuance of Shares. All shares of PIK Preferred shall be deemed to be fully paid and nonassessable upon the issuance thereof.

            7. Notice of Holders of Certain Transactions. The Corporation shall cause a notice to be mailed to the holders of record of shares of PIK Preferred at their respective addresses as the same shall appear on the books of the Corporation, in case:

                  a. The Corporation shall declare a dividend (or any other
            distribution) on its common stock;

                  b. Of any reclassification of capital stock of the Corporation or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation;

                  c. Of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

            Such notice shall be mailed at least twenty (20) days prior to the applicable record date or other date hereinafter referred to and shall specify (i) the date on which a record is to be taken for the purpose of such dividend, redemption, distribution of rights or, if a record is not to be taken, the date as of which the holders of shares of common stock of record to be entitled to such dividend, distribution, redemption or rights are to be determined, or (ii) the date on which, in connection with such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, it is expected that holders of shares of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

            8. Conversion. The holders of the shares of PIK Preferred shall have no rights to convert their shares into shares of common stock of the Corporation or into shares of any other capital stock of the Corporation.

            9. No Other Rights. The shares of PIK Preferred shall not have any relative, participating, optional or other special rights or powers other than as set forth above and in the Certificate of Incorporation.

            10. Certificates. Each certificate for shares of PIK Preferred shall bear a legend incorporating a certified copy of this Resolution which shall be authenticated by the President or Vice President of the Corporation and appended to each such certificate.

            11. Senior Stock. The Corporation may issue or create Senior Stock without the consent of the holders of PIK Preferred.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by A Petter Ostberg, its Secretary, this 20th day of November, 1996.

                                 NEBCO EVANS HOLDING COMPANY


                                 By: /s/ A.P. Ostberg
                                    -----------------------------------------
                                    A. Petter Ostberg

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEBCO EVANS HOLDING COMPANY", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 1996, AT 1:02 O'CLOCK P.M.

[SEAL OF THE STATE OF DELAWARE]

                                   /s/ Edward J. Freel
                                   -------------------------------------------
                                   Edward J. Freel, Secretary of State

                                   AUTHENTICATION:  8529579

                                             DATE:  06-25-97

2583859  8100
971210637

                           NEBCO EVANS HOLDING COMPANY

                        ----------------------------------

                    CERTIFICATE OF AMENDMENT TO THE RESTATED
                          CERTIFICATE OF INCORPORATION

                        ----------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                        ----------------------------------

                     Senior Non-Convertible Preferred Stock

                        ----------------------------------

            The undersigned, A. Petter Ostberg, Secretary of Nebco Evans Holding Company, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

            That pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors, on January 25, 1996, adopted a resolution creating a series of 600 shares of Preferred Stock designated as Senior Non-Convertible Preferred Stock (the "Senior Non-Convertible Preferred") and (ii) all 600 shares of Senior Non-Convertible Preferred have been issued by the Corporation.

            I FURTHER CERTIFY:

            That pursuant to the authority expressly granted and vested in the Board of Directors by the Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware, and with the consent of the holders of 100% of the Common Stock, par value $0.01 per share, of the Corporation and the holders of 100% of the Senior Non-Convertible Preferred, the Board of Directors on November 19, 1996 adopted the following resolution amending the powers, preferences and relative participating, optional or other special rights of the shares of Senior Non-Convertible Preferred, and the qualifications, limitations or restrictions thereof while keeping the designation of such series unchanged:

            RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation, that the series of Preferred Stock previously designated "Senior Non-Convertible Preferred Stock" remain so designated and the terms thereof be amended and restated so that such series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

            1. Designation and Amount. This series of Preferred Stock shall be Senior Non-Convertible Preferred Stock (the "Senior Non-Convertible Preferred"), and the authorized number of shares constituting such series shall be 600. The liquidation preference of the Senior Non-Convertible Preferred shall be $25,000 per share.

            2. Dividends. The holders of record of shares of Senior Non-Convertible Preferred shall be entitled to receive when and as declared by the Board of Directors out of funds legally available therefor, cash dividends at the rate of $1,562.50 per share per annum payable quarterly on such dates as may from time to time be determined by the Board of Directors, in preference to and in priority over dividends upon the common stock or any other preferred stock of the Corporation which is junior to the Senior Non-Convertible Preferred Stock (collectively, the "Junior Stock") and subordinated to the Senior Convertible Preferred Stock of the Corporation (the "Senior Stock") . Dividends on each share of Senior Non-Convertible Preferred shall accumulate, whether or not declared, from the date of its issuance. The holders of shares of Senior Non-Convertible Preferred shall not be entitled to any dividends other than the cash dividend provided for in this Section 2. During any period when the Corporation has failed to pay a quarterly dividend on the Senior Non-Convertible Preferred for any preceding three-month period and until all unpaid dividends payable, whether or not declared, on the outstanding Senior Non-Convertible Preferred shall have been paid in full or declared and set apart for payment, the Corporation shall not: (i) declare or pay dividends, or make any other distributions, on any shares of Junior Stock, other than dividends or distributions payable in Junior Stock, or (ii) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock, other than redemptions, purchases or other acquisitions of shares of Junior Stock in exchange for any shares of Junior Stock.

            3. Liquidation. In the event of a liquidation, dissolution or winding up of the Corporation, the holders of shares of Senior Non-Convertible Preferred shall be entitled to receive out of the assets of the Corporation an amount in cash equal to $25,000.00 per share, plus any accumulated and unpaid dividends thereon to the date fixed for distribution, in preference to and in priority over any such distribution upon shares of Junior Stock, and in subordination to any such distribution upon the shares of Senior Stock.

            4. Redemption. The Senior Non-Convertible Preferred may be redeemed, in whole or in part, at the option of the holders of the shares thereof, at any time and from time to time after 11 years from the date of issuance of such shares or such earlier time as the Corporation's l2 1/2% Senior Notes due 2006 (the "Senior Notes") shall have been paid in full (including all interest and other amounts due thereon), at the redemption price per share of $25,000.00 plus any accumulated and unpaid dividends thereon at the date fixed for redemption. The holders of shares of Senior Non-Convertible Preferred opting to have the Corporation redeem their shares shall, not less than sixty (60) nor more than seventy-five (75) days prior to the date that such holders desire to have their shares redeemed pursuant to this Section 4, provide the Corporation with written notice specifying the desired date of such redemption, such notice to be sent by first class mail, postage prepaid, to the Corporation at its registered office in the State of Delaware.

            After the date fixed for the redemption of shares of Senior Non-Convertible Preferred by the Corporation, the holders of shares who have opted for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof except the right to receive the monies payable upon such redemption from the Corporation, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates and the shares represented thereby shall no longer be deemed to be outstanding.

            5. Voting Rights. No holder of shares of Senior Non-Convertible Preferred shall be entitled to vote on any matters brought to a vote before the shareholders of the Corporation, except as otherwise provided by the General Corporation Law of the State of Delaware.

            6. Consideration for Issuance of Shares. All shares of Senior Non-Convertible Preferred shall be deemed to be fully paid and nonassessable upon the issuance thereof.

            7. Notice of Holders of Certain Transactions. The Corporation shall cause a notice to be mailed to the holders of record of shares of Senior Non-Convertible Preferred at their respective addresses as the same shall appear on the books of the Corporation, in case:

                  a. The Corporation shall declare a dividend (or any other
            distribution) on its common stock;

                  b. Of any reclassification of capital stock of the Corporation or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation;

                  c. Of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

            Such notice shall be mailed at least twenty (20) days prior to the applicable record date or other date hereinafter referred to and shall specify (i) the date on which a record is to be taken for the purpose of such dividend, redemption, distribution of rights or, if a record is not to be taken, the date as of which the holders of shares of common stock of record to be entitled to such dividend, distribution, redemption or rights are to be determined, or (ii) the date on which, in connection with such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, it is expected that holders of shares of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

            8. Conversion. The holders of the shares of Senior Non-Convertible Preferred shall have no rights to convert their shares into shares of common stock of the Corporation or into shares of any other capital stock of the Corporation.

            9. No Other Rights. The shares of Senior Non-Convertible Preferred shall not have any relative, participating, optional or other special rights or powers other than as set forth above and in the Certificate of Incorporation.

            10. Certain Restrictions. Notwithstanding anything to the contrary in this Certificate of Designation, the Senior Non-Convertible Preferred and the powers, designations, preferences and relative, participating, optional and other rights thereof, and the qualifications, limitations and restrictions thereon as set forth in this Certificate of Designation are subject to certain restrictions set forth in an Investors Agreement, dated as of January 25, 1996, by and among DLJ

      Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., Orkla a.s., Holberg Industries, Inc., and the Corporation, and in the Indenture relating to the Senior Notes, dated as of January 25, 1996, by and between the Corporation and IBJ Schroder Bank & Trust Company.

            11. Certificates. Each certificate for shares of Senior Non-Convertible Preferred shall bear a legend incorporating a certified copy of this Resolution which shall be authenticated by the President or Vice President of the Corporation and appended to each such certificate.

            IN WITNESS WHEREOF, the corporation has caused this certificate of Designation to be signed by A. Petter Ostberg, its Secretary, this 20th day of November, 1996.

                                 NEBCO EVANS HOLDING COMPANY


                                 By: /s/ A.P. Ostberg
                                    -----------------------------------------
                                    A. Petter Ostberg